UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 4, 2006

Date of Report (Date of earliest event reported)

NEON Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-25457	76-0345839
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

14100 Southwest Freeway, Suite 500
Sugar Land, Texas		77478
(Address of principal executive offices)		(Zip Code)

(281) 491-4200
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry into a Material Definitive Agreement.

First Amendment to Registration Rights Agreement

On January 4, 2006, NEON Systems, Inc. (the “Company”) entered into a First Amendment to Registration Rights Agreement (the “Amendment”) with CSFT Holdings, Inc. (f/k/a ClientSoft, Inc.) (“CSFT”), which amended that certain Registration Rights Agreement dated as of December 13, 2004 between the Company and CSFT (“Registration Rights Agreement”).  The Registration Rights Agreement originally required the Company to use its commercially reasonable efforts to prepare and cause to be filed a registration statement on Form S-3 as soon as practicable following the Company’s filing of its annual report on Form 10-K for the fiscal year ended March 31, 2005 covering the shares of Common Stock of the Company issuable upon exercise of that certain Warrant to purchase 1,125,000 shares of the Common Stock (the “Warrant”) held by CSFT.  The Amendment provides that the Company shall use its commercially reasonable efforts to prepare and cause to be filed such registration statement on or before February 15, 2006.  In addition, the Amendment eliminates the Company’s right to postpone the filing or the effectiveness of such registration statement for a period of up to sixty (60) days if the Company determines in good faith that the filing or effectiveness would require the disclosure of information that could be materially detrimental to the Company or its stockholders.

Item 9.01          Financial Statements and Exhibits.

(c)     Exhibits

Exhibit No.	Description
2.1	First Amendment to Registration Rights Agreement dated January 4, 2006 between NEON Systems, Inc. and CSFT Holdings, Inc. (f/k/a ClientSoft, Inc.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEON SYSTEMS, INC.

Date: January 5, 2006	/s/ Brian Helman
Brian Helman,
Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
2.1	First Amendment to Registration Rights Agreement dated January 4, 2006 between NEON Systems, Inc. and CSFT Holdings, Inc. (f/k/a ClientSoft, Inc.)